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                                                                    Exhibit 23.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Pure Resources, Inc.

     We consent to incorporation by reference in the registration statements (No's. 333-48346, 333-34970, 333-37868 and 333-37870) on Form S-8 of Pure
Resources, Inc. of our report dated February 14, 2002, relating to the consolidated balance sheet of Pure Resources, Inc. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and owner's net investment and cash flows for the years then ended, which report appears in the December 31, 2001 annual report on Form 10-K of Pure Resources, Inc. Our report refers to a change in accounting for derivative instruments and hedging activities.

                                                              KPMG LLP

Midland, Texas
March 18, 2002